FORM 8-K

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Act of 1934

Date of Report (Date of earliest event reported) February 18, 2009

ACROSS AMERICA FINANCIAL SERVICES, INC.
 (Exact Name of Small Business Issuer as specified in its charter)

Colorado	000-52530	20-8097969
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Seventeenth Street, Suite 1200, Denver, Colorado 80202
 (Address of principal executive offices including zip code)

 (303) 893-1003
 (Registrant's telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

[  ]           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Act of 1934

References in this document to "us," "we," or "the Company" refer to Across America Financial Services, Inc., and our wholly-owned subsidiary.

Item 1.01 Entry into a Material Definitive Agreement

On November 17, 2008, we entered into an Agreement of Merger and Plan of Reorganization with APRO Bio Pharmaceutical Corporation (APRO), a private Colorado corporation, whereby our wholly-owned subsidiary, Across America Acquisition Corp., would merge with APRO, with APRO being the surviving entity. The Agreement originally provided that it would terminate on February 11, 2009 if a Closing had not occurred. We entered into an amended Agreement to extend the termination date to March 11, 2009 in place of the date of February 11, 2009. In all other respects, the Agreement remains in full force and effect.

Item 9.01 Exhibit.

Exhibit
Number                                 Description

10.4	Agreement to Amend and Extend Agreement of Merger and Plan of Reorganization

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized on February 18, 2009.

ACROSS AMERICA FINANCIAL SERVICES, INC., a Colorado corporation

By:	/s/ Brian L. Klemsz
Brian L. Klemsz, President, Chief Executive Officer,Chief Financial Officer and Director (Principal Executive, Accounting and Financial Officer)